Exhibit 10.1

CONSULTING SERVICES AGREEMENT
Double Eagle Holdings, Ltd. / Rubin Hanan

THIS CONSULTING SERVICES AGREEMENT (the "Agreement") is entered into this 1st day of August, 2011 and is made effective as of the 28th day of June, 2011 (the "Effective Date"), by and between Double Eagle Holdings, Ltd., a Nevada corporation (the “Company"), and Executive Leadership Intelligence, Inc. (the "Consultant"; the Company and the Consultant collectively, the "Parties," and each a "Party"), with the acknowledgment, affiliation, and agreement of Rubin Hanan (the "Principal").

1. Retention; Performance by the Principal Alone. The Company retains the
Consultant and the Consultant agrees to perform for the Company the Services (as defined below in Section 3), upon the terms and subject to the conditions set forth in this Agreement. The Consultant shall provide such services solely through the Principal, and may not delegate or assign its performance of the Services to any other natural person or entity.

2. Term. The initial term of this Agreement will be the one (1) year period beginning on the Effective Date. Thereafter, the term shall be automatically renewed for consecutive one (1) year periods unless the Parties mutually agree to terminate this agreement in accordance with the provisions hereof (the "Term"). Termination shall be solely pursuant to the provisions of Section 11 hereof.

3. Services.

a.           Definition and Performance of the Services. The Consultant agrees to perform and provide the Company the services described on Exhibit A attached hereto (the "Services"). The Consultant will report directly to such officer as the Company may designate (the "Officer") and/or any other party designated by the Officer in connection with the performance of the Consultant's Services under this Agreement.

b.           Accounting and Reconciliation. Each Party shall keep such financial and other books, records and files as are necessary in connection with the terms and conditions hereunder, and shall provide the other Party with a reconciliation on not less than a quarterly basis.

c.           Compliance with Laws. The Consultant agrees that, in its performance of the Services, it shall comply with all applicable federal/national, state/provincial, municipal and other local laws, statutes, judgments, rules, regulations, ordinances, orders, decrees, permits, licenses, and other legal requirements of any governmental authority or judicial court, now in effect or hereafter promulgated, and any judicial or administrative interpretation thereof, including without limitation any requirement to register with a governmental authority as a lobbyist.

4.            Compensation and Expenses.  During the Term, the Consultant shall be paid compensation in consideration for the Services, as set forth on Exhibit A attached hereto. The Consultant shall receive reimbursement for its reasonable expenses incurred in connection with providing the Services, payable within fifteen (15) days of the Company's receipt of the Consultant's invoice for the same.

5.           Confidentiality.

a.          Confidential Information. Each Party acknowledges that each Party will gain knowledge of, and access to, proprietary and confidential information and trade secrets of the other Party, their respective affiliates (where an "affiliate" is a business entity that owns or is owned by a Party or is under common ownership and control as a Party), and their respective business and operations (collectively, the "Confidential Information"). The Party receiving the Confidential Information (the "Receiving Party") may, pursuant to its request, receive orally, or in writing (including electronically), certain non-public and Confidential Information (as defined below) from or about the Party disclosing the Confidential Information (the "Disclosing Party") or its affiliates, including but not limited to (if and to the extent relevant or applicable) (i) the identity of customers, suppliers, subcontractors and others with whom the Disclosing Party does business; (ii) marketing methods and strategies; (iii) contract tern's, pricing, margin, cost information and other information regarding the relationship between Disclosing Party and the persons and entities with which Disclosing Party has contracted; (iv) the Disclosing Party's present and planned services, products, specifications, analyses, software, technology, developments, improvements and methods of operation; (v) results of operations, financial condition, projected financial performance, sales and profit performance and financial requirements; (vi) the identity of and compensation paid to employees, consultants and agents; (vii) business plans, models or strategies and the information contained therein; (viii) sources, leads, or methods of obtaining new business; (ix) designs, inventions, patents, patents pending, licenses and sublicenses; (x) data, know-how, formulae, processes, discoveries, inventions and ideas, whether or not patentable, copyrightable or subject to protection as a trademark or trade name; (xi) acquisitions, divestitures, alliances and other business relationships; and (xii) all other trade secret or confidential information of, about or concerning the business of the Disclosing Party. The term "Confidential Information" also includes the specific terms and conditions and other provisions of this Agreement (including without limitation the Exhibits attached hereto) and of any future amendments hereof.

Accordingly, each Party shall not, at any time, during either the Term or the two (2) years subsequent thereto (the Term plus such period, the "Restricted Period"), in any fashion, form or manner, directly or indirectly, use, divulge, disclose, communicate, provide or permit access to any person or entity, any Confidential Information of any kind, nature or description, or remove from the other or their respective subsidiaries' or affiliates' premises any notes or records relating thereto, or copies or facsimiles thereof except (A) as reasonably required in the performance under this Agreement, (B) to responsible officers and employees of the other who are in a contractual or fiduciary relationship with them and who have a need for such information, and (C) for such information which is or becomes generally available to the public other than as a result of an unauthorized disclosure by the other party. Each Party acknowledges that the other would not enter into this Agreement without the assurance that all Confidential Information will be used for the exclusive benefit to complete the purposes provide for hereunder.

Notwithstanding anything to the contrary contained in this Agreement or otherwise, the term "Confidential Information" does not include information that (1) is or becomes available to the public other than as a result of a disclosure by the Receiving Party, (2) was within the Receiving Party's possession prior to the information's being furnished to it by the Disclosing Party, provided that the source of such information was not known by the Receiving Party to be bound by a confidentiality agreement with the Disclosing Party, or (iii) becomes available to the Receiving Party on a non-confidential basis and lawfully from a source other than the Disclosing Party or any of its Affiliates, provided that such other source is not bound by a confidentiality agreement with the Disclosing Party.

b.            Return of Confidential Information. Upon request by the other Party or upon the expiration or termination of this Agreement, each Party will promptly deliver to the other all drawings, manuals, letters, notes, writings, notebooks, reports and copies thereof, including all originals and copies contained in computer hard drives or other electronic or machine readable format, all Confidential Information and other materials relating to the other party's business, including, without limitation, any materials incorporating Confidential Information, which are in such Party's possession or control.

c.            Nondisclosure Obligations; Standard of Protection. The Receiving Party will keep such Confidential Information, including any portion of the Confidential Information confidential and will not disclose such Confidential Information, in whole or in part, to any person other than its representatives who need to know such Confidential Information in connection with the Receiving Party's evaluation of the Transaction (it being agreed and understood that such representatives will be informed by the Receiving Party of the confidential nature of the Confidential Information and will be required by the Receiving Party to agree to treat the Confidential Information confidentially consistent with this Agreement), except with the prior written consent of the Disclosing Party hereto or as otherwise permitted hereunder. The Confidential Information will be used by the Receiving Party solely in connection with its evaluation and negotiation of the Transaction and will not be used for the Receiving Party's own benefit or for any other purpose.

For the purpose of complying with the obligations set forth herein, the Receiving Party will use reasonable efforts to keep such Confidential Information confidential, which shall in no event be less than the efforts that the Receiving Party employs for the protection of corresponding sensitive Confidential Information of its own, and the Receiving Party will not be liable for any inadvertent disclosure of Confidential Information provided that (a) it has used substantially the same degree of care to avoid disclosing such Confidential Information as it uses for its own Confidential Information of like importance, and (b) upon discovery of any inadvertent disclosure it will use reasonable efforts to prevent further disclosure of such Confidential Information.

d.            Reasonable Restrictions. The Parties acknowledge and agree that the restrictions set forth in this Section 5 are reasonable for the purpose of protecting the value of the business and goodwill of both Parties. It is the desire and intent of the Parties that the provisions of Section 5 be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portions of Section 5 are adjudicated to be invalid or unenforceable, then each such provision or portion shall be deemed amended to delete or modify such provision or portion adjudicated to be invalid or unenforceable, to the minimum extent necessary to render it valid and enforceable; provided, however, that such amendment is to apply only with the respect to the operation of such provision or portion in the particular jurisdiction in which such adjudication is made.

e.           Breach or Threatened Breach. The Parties acknowledge and agree that the performance of the obligations under this Section 5 by each Party are special, unique and extraordinary in character, and that in the event of the breach or threatened breach by such Party of the terms and conditions of Section 5, the other Party will suffer irreparable injury and that monetary damages would not provide an adequate remedy at law and that no remedy at law may exist. Accordingly, in the event of such breach or threatened breach, the other Party will be entitled, if it so elects and without the posting of any bond or security, to institute and prosecute proceedings in any court of competent jurisdiction, in law and in equity, to obtain damages for any breach of Section 5 or to enforce the specific performance of this Agreement by such Party or to enjoin such Party from breaching or attempting to breach Section 5.

f.            Compliance with Legal Process. If the Receiving Party is legally requested or require (by oral questions, interrogatories, requests for Confidential Information or documents, subpoena, civil investigative demand or similar process or, after consulting with counsel for the Receiving Party, by federal or state securities or other statutes, regulations or laws) to disclose any Confidential Information, such Party, to the extent permitted by applicable law, shall promptly notify the Disclosing Party of such request or requirement prior to disclosure so that the Disclosing Party may, at its own cost and expense, seek an appropriate protective order and/or waive compliance with the terms of this Agreement.

6.    Non-Circumvention.

a.           Non-Circumvention. The Consultant shall during the Tern introduce the Company to various third parties, including investors, borrowers, lenders, agents, brokers, banks, lending corporations, individuals and/or trusts, or buyers and sellers (collectively, "Contacts") for the purpose of exploring one or more business relationships. The Company hereby acknowledges, accepts and agrees that the identities of the Contacts will be recognized as exclusive and valuable contacts of the Consultant and will remain so throughout the Restricted Period.

The Company agrees to keep confidential for the duration of the Restricted Period the name of any Contact introduced or revealed to it, and that it, its divisions, subsidiaries, employees, agents, heirs, assigns, designees, or consultants will not contact, deal with, negotiate or participate in any transactions with any of the Consultant's Contacts without first entering into a written agreement with the Consultant with respect thereto, unless the Consultant gives its prior written permission. The names, addresses (physical, email or otherwise), telephone, telex, facsimile numbers, and/or other pertinent information disclosed or revealed to the Company shall be deemed Confidential Information subject to Section 5 hereof.

The Company agrees not to disclose, reveal or make use of any information during discussion or observation regarding methods, concepts, ideas, product/services, or proposed new products or services, nor to do business with any of the revealed Contacts or employees of the Consultant without the prior written consent of the Consultant, for the duration of the Restricted Period.

b.           Reasonable Restrictions. The Company acknowledges and agrees that the restrictions set forth in this Section 6 are reasonable for the purpose of protecting the value of the business and goodwill of the Consultant. It is the desire and intent of the Parties that the provisions of Section 6 be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portions of Section 6 are adjudicated to be invalid or unenforceable, then each such provision or portion shall be deemed amended to delete or modify such provision or portion adjudicated to be invalid or unenforceable, to the minimum extent necessary to render it valid and enforceable; provided, however, that such amendment is to apply only with the respect to the operation of such provision or portion in the particular jurisdiction in which such adjudication is made.

c.         Remedy; Costs.  In case of such circumvention by the Company, the Company will be in violation of this Section 6 and shall pay to the Consultant a penalty for each occurrence that is equal to the commission or fee the Consultant would have realized in such transaction, but which was instead realized by the Company. If either Party commences legal proceedings to interpret or enforce the teems of this Section 6, the prevailing Party shall be entitled to recover arbitration costs and reasonable attorney fees from the non-prevailing Party.

7.    Non-Solicitation.

a.           Non-Solicitation. The Consultant shall not at any time during the Restricted Period, either alone or in association with others, (i) solicit, or encourage any organization directly or indirectly controlled by the Consultant to solicit any employee, agent, representative, etc. of the Company or any of its subsidiaries to leave the employ of the Company or any of its subsidiaries, (ii) solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by the Consultant to solicit for employment, hire or engage as an independent contractor, any person who was formerly an employee, agent, representative, etc. of the Company or any of its subsidiaries. The Consultant shall not solicit business from or perform services for any customer, licensee, contact or business relation of the Company or any of its subsidiaries, or induce or attempt to induce, any customer, licensee, contact or business relation of the Company or any of its subsidiaries to cease doing business with the Company or any of its subsidiaries, or in any way interfere with the relationship between any customer, licensee, contact or business relation of the Company or any of its subsidiaries.

b.           Reasonable Restrictions. The Company acknowledges and agrees that the restrictions set forth in this Section 7 are reasonable for the purpose of protecting the value of the business and goodwill of the Consultant. It is the desire and intent of the Parties that the provisions of Section 7 be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portions of Section 7 are adjudicated to be invalid or unenforceable, then each such provision or portion shall be deemed amended to delete or modify such provision or portion adjudicated to be invalid or unenforceable, to the minimum extent necessary to render it valid and enforceable; provided, however, that such amendment is to apply only with the respect to the operation of such provision or portion in the particular jurisdiction in which such adjudication is made.

c.            Costs.  If either Party commences legal proceedings to interpret or enforce the terms of this Section 6, the prevailing Party shall be entitled to recover arbitration costs and reasonable attorney fees from the non-prevailing Party.

8.           Intentionally Omitted.

9.           Intentionally Omitted.

10.         Reporting Company.  The parties hereto acknowledge and understand that the Company is a publicly held company subject to the reporting requirements of the Securities Exchange Act of 1934. As such, the federal securities laws impose certain restrictions on the ability of the Consultant to purchase, sell, trade or otherwise acquire or dispose of securities of the Company while in possession of material, non-public information of the Company, until such time as such material, non-public information becomes publicly available. The Company agrees (i) only to provide to the Consultant such material, non-public information regarding the Company as is requested by the Consultant in writing, and (ii) to clearly identify in writing all such material, non-public information provided to the Consultant as "Confidential Information" provided pursuant to this Agreement. The Consultant agrees to be bound by such restrictions and further acknowledges that the receipt from the Company of any material, non-public information pursuant to this Agreement may limit the Consultant's ability to transfer, liquidate or dispose of any investment the Consultant may make in the Company in accordance with applicable securities laws.

11.           Termination. After the first year of the Term, either Party may terminate this Agreement at any time upon at least ninety (90) days' prior written notice to the other Party.

In addition, this Agreement may be terminated as follows:

(a)           Death or Disability. The Agreement shall terminate upon the Principal's death during the Term.

If the Company determines in good faith that a Disability of the Principal has occurred during the Term (pursuant to the definition of Disability set forth below), it may give to the Consultant written notice in accordance with Section 12(f) of this Agreement of its intention to terminate the Agreement. In such event, the Agreement shall terminate effective on the forty-fifth (45th) day after receipt of such notice by the Consultant (the "Disability Effective Date"), provided that, within sixty (60) days after such receipt, the Principal shall not have returned to full-time performance of the Consultant's duties hereunder.

For purposes of this Agreement, "Disability" shall mean the absence of the Principal from the Consultant's duties hereunder for forty-five (45) consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Consultant or the Consultant's legal representative.

(i)          the Consultant's material breach or violation of any of the terms or conditions of this Agreement and the failure to remedy such material breach or violation within thirty (30) days after written notice of such material breach or violation is given to the Consultant by the Company;

(ii)          the Principal's or the Consultant's conviction for a felony or a crime involving moral turpitude or his/its submitting a plea of guilty with respect thereto;

(iii)         the Principal's or the Consultant's theft or embezzlement of money or property of the Company; or

(iv)         the Principal's or the Consultant's perpetration of a fraud on the Company, or his/its participation in such a fraud.

(c)          Good Reason. The Agreement may be terminated by the Consultant for Good Reason.  For purposes of this Agreement, "Good Reason" shall mean:

(i)         any material failure by the Company or its affiliated companies to comply with any material provision of this Agreement; or

(ii)         any purported termination of this Agreement by the Company otherwise than as expressly permitted hereby.

(d)   Notice of Termination.  Any termination by the Company for Cause, or by the Consultant for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(f) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon; (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Consultant's employment under the provision so indicated; and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty (30) days after the giving of such Notice of Termination). The failure by the Consultant or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Consultant or the Company, respectively, hereunder or preclude the Consultant or the Company, respectively, from asserting such fact or circumstance in enforcing the Consultant's or the Company's rights hereunder.

(e)           Date of Termination. "Date of Termination" means (i) if the Agreement is terminated other than for death, Disability, Cause, or Good Reason, the Date of Termination shall be ninety (90) days after the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; (ii) if the Agreement is terminated by reason of death or Disability of the Principal, the Date of Termination shall be, respectively, the date of death of the Principal or the Disability Effective Date; and (iii) if the Agreement is terminated by the Company for Cause, or by the Consultant for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be.

(f)           Balances Due. Notwithstanding any termination of this Agreement, any balances due to the Consultant hereunder in connection with contracts entered into during the Term by the Company and any Contact introduced to the Company by the Consultant during the Term shall be due for the term of those contracts.

12.    Miscellaneous.

a.           Survival. The provisions of Sections 4, 5, 6, and 7 shall survive the termination or expiration of this Agreement for any reason.

b.           Entire Agreement. This Agreement constitutes the entire agreement of the Parties pertaining to its subject matter and supersedes all prior or contemporaneous agreements or understandings between the Parties pertaining to the subject matter of this Agreement, and there are no promises, agreements, conditions, undertakings, warranties, or representations, whether written or oral, express or implied, between the Parties other than as set forth in this Agreement.

c.           Modification. This Agreement may not be amended or modified, or any provision waived, unless in writing and signed by both Parties.

d.           Waiver.  Failure of a Party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations of this Agreement will not be construed to be a waiver of such provisions by such Party nor to in any way affect the validity of this Agreement or such Party's right thereafter to enforce any provision of this Agreement, nor to preclude such Party from taking any other action at any time which it would legally be entitled to take.

e.           Successors and Assigns. This Agreement may not be assigned or the duties of any Party delegated unless in writing and signed by both Parties, except for any assignment by the Company occurring by operation of law. Subject to the foregoing, this Agreement will inure to the benefit of, and be binding upon, the Parties and their respective heirs, beneficiaries, personal representatives, successors and permitted assigns.

f.           Notices. Any notice, demand, consent, agreement, request, or other communication required or permitted under this Agreement will be in writing and will be, (i) mailed by first-class mail, registered or certified, return receipt requested, postage prepaid, delivered by overnight courier, or (iii) transmitted by facsimile, to the Parties at the addresses as follows (or at such other addresses as will be specified by the Parties by like notice):

If to the Company, then to:

Double Eagle Holdings, Ltd. c/o Fuse Science, Inc.
20900 NE 30th Avenue, Eight Floor Aventura, Florida 33180

Attn.: J. Brian Tuffin, President and COO Fax: 305-633-9992

With copy to:

Boyd & Jenrette, P.A.
801 Brickell Avenue, Suite 1440 Miami, Florida 33131
Attn.: Jorge R. Gutierrez, Esq. Fax: 305-537-9130

If to the Consultant, then to:

Rubin Hanan

7434 Albert Tillinghast Dr. Sarasota, Florida 34240

With copy to:

Shumaker, Loop & Kendrick, LLP 240 S. Pineapple Avenue, 10th Floor Sarasota, Florida 34236
Attn.: Benjamin R. Hanan, Esq. Fax: 9777997

Each Party may designate by notice in writing a new address to which any notice, demand, consent, agreement, request or communication may thereafter be given, served or sent. Each notice, demand, consent, agreement, request or communication that is mailed, delivered by courier or transmitted in the manner described above will be deemed received for all purposes at such time as it is delivered to the addressee (with the return receipt, the courier delivery receipt or the telecopier answerback confirmation being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

g.            Severability.  If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such invalidity or unenforceability will not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be construed and enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

h.            Counterparts. This Agreement may be executed in any number of counterparts, and all counterparts will collectively be deemed to constitute a single binding agreement.

i.            Governing Law; Venue. This Agreement will be governed by the laws of the State of Florida, without regard to its conflicts of law principles. In the event that any Party brings suit against the other hereunder, the Company shall bring such suit in, and each Party consents to the jurisdiction of, any state or federal court located within Sarasota County, State of Florida, and the Consultant shall bring such suit in, and each Party consents to the jurisdiction of, any state or federal court located within Miami-Dade County, State of Florida. Each Party (1) consents that all service of process may be made by registered or certified mail directed to it at its address stated herein; (2) waives any objection which it may have based on lack of personal jurisdiction or improper venue or forum non conveniens to any suit or proceeding instituted by the other Party under this Agreement in any state or federal court located within Sarasota or Miami-Dade County, Florida; and (3) consents to the granting of such legal or equitable relief as is deemed appropriate by the court. This provision is a material inducement for each Party to enter into this Agreement.

j.            Independent Consultant. This Agreement shall not render the Consultant an employee, partner, agent of, or joint venturer with the Company for any purpose. The Consultant is and will remain an independent consultant in its relationship to the Company. The Company shall not be responsible for withholding taxes with respect to the Consultant's compensation hereunder. The Consultant shall have no claim against the Company hereunder or otherwise for vacation pay, holiday pay, sick leave, retirement benefits, social security, worker's compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

k.            Arbitration Clause. In the event of any dispute between the Parties which arises under this Agreement, such dispute shall be settled by confidential arbitration in accordance with the rules for commercial arbitration of the American Arbitration Association in effect at the time such arbitration is initiated. In the event that Arbitration is needed, the costs will be divided evenly between the Parties.

l.            Disputes and Claims Involving Principal. For purposes of any dispute or claim between the Company and the Principal under this Agreement, including without limitation under any provision of the Exhibits attached hereto and any representation, warranty, or covenant made herein or therein, the Principal shall be deemed to be a Party.

[Remainder of page intentionally left blank. Signature page follows.]

EXECUTED effective as of the date set forth in the first paragraph of this Agreement.

THE COMPANY: Double Eagle Holdings, Ltd.

By:	/s/ Adam Adler
Name: Adam Adler Its: CEO

THE CONSULTANT: Executive Leadership Intelligence, Inc.

By:	/s/ Rubin Hanan
Name: Rubin Hanan Its: President

Acknowledged, affirmed, and agreed: THE PRINCIPAL:

/s/ Rubin Hanan
Rubin Hanan

EXHIBIT A
Services and Compensation

1.           Services:  The Consultant shall provide the following services to the Company: consultation on merger and acquisition opportunities, licensing opportunities, retail opportunities, and marketing opportunities (collectively, the "Services"). Any services outside the scope of the foregoing Services shall be subject to such separate compensation as the parties may mutually agree.

2.           Compensation: For the Services rendered, the Company shall pay the Consultant the following compensation ("Compensation"):

(a)           The sum of Five Thousand Dollars ($5,000) each month of the Term.

(b)           One million five hundred thousand (1,500,000) shares of the Company's restricted common stock (the "Shares"), which, at the Consultant's direction, shall be issued to and delivered to not the Consultant but the Principal, subject to the provisions of Section 3 of this Exhibit A. The Shares shall be issued and delivered within a reasonable time after the execution of this Agreement, but not later than thirty (30) days thereafter.

3.           Forfeiture and Return of Shares: Notwithstanding the provisions of the foregoing Section 2 of this Exhibit A, (a) in the event that the Agreement is terminated by the Consultant without Good Reason prior to the first (1st) anniversary of the Effective Date, or is terminated with Cause by the Company prior to such anniversary, then the Principal shall forfeit and transfer back to the Company one million (1,000,000) Shares, and (b) in the event that the Agreement is terminated by the Consultant without Good Reason prior to the eighteen (18) month anniversary of the Effective Date, or is terminated with Cause by the Company prior to such anniversary, then the Principal shall forfeit and transfer back to the Company five hundred thousand (500,000) Shares.

4.           Securities Law. In connection with the issuance and delivery of the Shares, the Principal makes the securities law representations, warranties and covenants set forth in Exhibit B attached to the Agreement.

EXHIBIT B
Securities Law Representations, Warranties, and Covenants The Principal represents and warrants to the Company as follows:

(a)          The Shares (collectively, the "Securities") which the Principal acquires under this Agreement are being acquired for his own account. The Principal is acquiring the Securities for investment purposes only and not with a view to or for distributing or reselling the Securities or any part thereof or interest therein, without prejudice, however, to the Principal's right at all times to sell or otherwise dispose of all or any part of the Securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") and in compliance with applicable state securities laws or under an exemption from such registration.

(b)          The Principal is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

(c)          The Principal has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

(d)          The Principal is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)          The Principal acknowledges that he has been afforded (i) the opportunity to ask such questions as he has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the issuance of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable the Principal to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Securities.

(f)          The Principal is not acquiring the Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media, published or broadcast over television or radio or presented at any seminar.

(g)          The Principal understands and acknowledges that the Securities are being offered and sold without registration under the Securities Act and applicable state securities laws in a private placement that is exempt from the registration provisions of the Securities Act and applicable state securities laws and may only be sold or transferred pursuant to a registration statement thereunder or an exemption therefrom.

(h)          The Principal acknowledges that the Securities may constitute compensation to the Principal for Federal and State income tax purposes and the Principal may receive a Form 1099 from the Company reflecting such compensation.